UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2008 ev3 Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-51348	32-0138874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9600 54th Avenue North, Suite 100 Plymouth, Minnesota	55442
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (763) 398-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 7, 2008 ev3 Inc. (the “Company”) issued a press release announcing that it has appointed (i) Robert J. Palmisano as President and Chief Executive Officer of the Company and as a member of the Board of Directors of the Company and (ii) Daniel J. Levangie, a current director and former Lead Independent Director, as non-executive Chairman of the Board of Directors. The Company also announced that Mr. Palmisano and Mr. Levangie succeeded James M. Corbett, who resigned as Chairman of the Board of Directors, as a director and as President and Chief Executive Officer of the Company. The appointment of Mr. Palmisano and Mr. Levangie and the resignation of Mr. Corbett were effective April 6, 2008. Mr. Corbett’s resignation is not the result of any disagreement or other dispute with the Company regarding any policy or practice of the Company.
The foregoing summary of the press release does not purport to be complete and is qualified in its entirety by reference to the press release, a copy of which is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference thereto.
Mr. Palmisano, age 63, most recently served as President and Chief Executive Officer of IntraLase Corp. from April 2003 to April 2007, when it was acquired by Advanced Medical Optics, Inc. From April 2001 to April 2003, he served as the President and Chief Executive Officer of MacroChem Corporation, a development stage pharmaceutical corporation. From April 1997 to January 2001, he was President and Chief Executive Officer of Summit Autonomous, Inc., a global medical products company that was acquired by Alcon, Inc. in October 2000. Prior to that, he held various executive positions with Bausch & Lomb Incorporated. Mr. Palmisano earned his B.A. in Political Science from Providence College. Mr. Palmisano has served as a director on the Advanced Medical Optics Board of Directors since April 2007 and as a director on the Osteotech, Inc. Board of Directors since March 2005.
In connection with the appointment of Mr. Palmisano as the President and Chief Executive Officer of the Company, the Company and Mr. Palmisano entered into an Employment and Change in Control Agreement, dated as of April 6, 2008 (the “Employment Agreement”). The Employment Agreement provides that Mr. Palmisano will be paid a minimum annual base salary of $600,000, subject to further increases by the Board of Directors, and will be entitled to earn an annual bonus of up to 100% of Mr. Palmisano’s base salary based upon the achievement of performance objectives set by the Compensation Committee of the Company’s Board of Directors. Mr. Palmisano’s compensation under the Employment Agreement also includes a monthly housing allowance of $5,000 for housing in or near Plymouth, Minnesota, and a monthly automobile allowance of $1,500, each of which will be grossed up by the Company to the extent that such payments are subject to income taxes payable by Mr. Palmisano. The Employment Agreement has an initial term expiring April 6, 2011, and contains a provision that automatically extends the term for an additional one year unless either party provides notice to the other of its intent not to extend the term of the Employment Agreement at least 90 days prior to the expiration of the then current term. The Employment Agreement further provides that if the Company provides notice of its intent not to renew the Employment Agreement, it shall be treated as a termination of Mr. Palmisano’s employment by the Company without cause.
Under the terms of the Employment Agreement, in the event the Company terminates Mr. Palmisano’s employment without cause or Mr. Palmisano terminates his employment for good reason, Mr. Palmisano will be entitled to (i) receive any accrued and unpaid base salary, (ii) the value of any accrued and unused vacation, (iii) receive a single lump sum payment equal to (x) 150% of his base pay and (y) a pro rata portion of his bonus to the extent the applicable performance objectives have been achieved, (iv) elect continuation coverage under COBRA for 18 months following the date of termination, the premiums for which will be paid by the Company, (v) elect health care continuation coverage for an additional 18 months following such 18-month severance period and (vi) receive, for 18 months following the date of termination, all fringe benefits and perquisites to which he is entitled under the Employment Agreement and which may legally be provided by the Company to non-employees, as well as the housing and car allowances described above (but, with respect to the housing allowance, only to the extent necessary to pay lease or rental obligations existing on the date of termination and in any case not to exceed the 18-month severance period). In the event Mr. Palmisano’s employment with the Company is terminated as a result of his disability or otherwise (other than by the Company without cause or by Mr. Palmisano for good reason), he will be entitled to receive accrued but unpaid base salary and bonus payments through the date of termination.
In the event that following a change in control, the Company terminates Mr. Palmisano’s employment without cause or Mr. Palmisano terminates his employment for good reason Mr. Palmisano will be entitled to (i) receive any accrued and unpaid base salary, (ii) the value of any accrued and unused vacation, (iii) receive a pro rata portion of his bonus, (iv) receive a lump sum payment equal to the sum of (x) 36 months of his then current base pay and (y) 300% of his then current bonus plan payment, (v) elect continuation coverage under COBRA for 36 months following the date of termination, the premiums for which will be paid by the Company, (vi) elect health care continuation coverage for an additional 18 months following such 36-month severance period and (vii) receive, for 36 months following the date of termination, all fringe benefits and perquisites to which he is entitled under the Employment Agreement and which may legally be provided by the Company to non-employees, as well as the housing and car allowances described above (but, with respect to the housing allowance, only to the extent necessary to pay lease or rental obligations existing on the date of termination and in any case not to exceed the 36-month severance period). In addition, upon a change in control of the Company, the Employment Agreement provides that all unvested stock options and stock awards will become fully vested and immediately exercisable.
The Employment Agreement also provides that in the event any payment or benefit provided by the Company to or for the benefit of Mr. Palmisano, either under the Employment Agreement or otherwise, will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company will make an additional lump sum payment to Mr. Palmisano that will be sufficient, after giving effect to all federal, state and other taxes and charges with respect to such payment, to make Mr. Palmisano whole for all taxes (including withholding taxes) imposed under Section 4999 of the Internal Revenue Code.
In connection with Employment Agreement, the Company and Mr. Palmisano entered into a Confidentiality, Non-Competition and Non-Solicitation Agreement, dated as of April 6, 2008 (the “Confidentiality Agreement”). The Confidentiality Agreement contains customary perpetual confidentiality provisions as well as customary non-competition and non-solicitation covenants for the term of Mr. Palmisano’s employment and for 1 year following any termination thereof.
The Company and Mr. Palmisano also entered into an Indemnification Agreement, dated as of April 6, 2008 (the “Indemnification Agreement”), that is substantially in the form entered into between the Company and its other directors. Under the Indemnification Agreement, the Company is required to indemnify Mr. Palmisano against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any he is made a party because he is or was one of our directors. The Company will be obligated to pay these amounts only if Mr. Palmisano acted in good faith and in a manner that he reasonably believed to be in or not opposed to the Company’s best interests. With respect to any criminal proceeding, the Company will be obligated to pay these amounts only if Mr. Palmisano had no reasonable cause to believe his conduct was unlawful. The Indemnification Agreement also sets forth procedures that will apply in the event of a claim for indemnification.
The foregoing summaries of the Employment Agreement, the Indemnification Agreement and the Confidentiality Agreement do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement, the Indemnification Agreement and the Confidentiality Agreement, copies of which are included as Exhibits 10.1, 10.2 and 10.3, respectively, to this Form 8-K and are incorporated herein by reference thereto.
On April 6, 2008, the Company granted to Mr. Palmisano two options (the “Options”) to purchase an aggregate of 1,054,000 shares of Company common stock at an exercise price of $8.64 per share, the closing sale price of the Company’s common stock on April 4, 2008. One Option, to purchase 300,000 shares of Company common stock, was granted to Mr. Palmisano under the 2005 ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan. The other Option, to purchase 754,000 shares of Company common stock (the “Inducement Grant”), was granted outside of the terms of the Company’s existing equity incentive plans, was approved by the Compensation Committee of the Company’s Board of Directors, and was granted pursuant to an exemption from NASDAQ’s shareholder approval requirements under NASDAQ Marketplace Rule Section 4350(i)(1)(A)(iv). Each Option vests 25% on the first anniversary of the grant date and the remaining 75% vests at a rate of 1/36th per month over the thirty-six months following the first anniversary of the grant date. As set forth above, however, the Options will become fully vested and immediately exercisable in the event of a change in control of the Company. The Options have a term of 10 years from the date of grant.
The foregoing summaries of the Options do not purport to be complete and are qualified in their entirety by reference to the ev3 Inc. 2005 Incentive Plan Stock Option Agreement and Robert J. Palmisano Inducement Grant Option Agreement, forms of which are included as Exhibits 10.4 and 10.5, respectively, to this Form 8-K and are incorporated herein by reference thereto.
The Company intends to file an amendment to this Form 8-K to provide information regarding the terms and conditions relating to Mr. Corbett’s severance arrangement.
Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In anticipation of the election of Mr. Levangie as the Chairman of the Board of Directors, as described above, on April 6, 2008, the Board of Directors of the Company amended the ev3 Inc. Amended and Restated By-laws (the “Old By-laws”), by adopting the ev3 Inc. Second Amended and Restated By-laws (the “New By-laws”). The provisions of the New By-laws reflecting substantive changes from the Old By-laws include the addition of a new Section 3.15 that allows for the election by the Board of one of its members to be the non-executive Chairman of the Board of Directors. In addition, in connection with the foregoing change, the officer provisions in Article IV of the Old By-laws were amended by revising Section 4.01 and deleting Section 4.04 in order to eliminate the reference to the position of Chairman as an officer position.
The foregoing summary of the amendments to the Old By-laws does not purport to be complete and is qualified in its entirety by reference to the New By-laws, a copy of which is included as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference thereto.
Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	ev3 Inc. Second Amended and Restated By-laws
10.1	Employment and Change in Control Agreement, dated as of April 6, 2008, between ev3 Inc. and Robert J. Palmisano
10.2	Confidentiality, Non-Competition and Non-Solicitation Agreement, dated as of April 6, 2008, between ev3 Inc. and Robert J. Palmisano
10.3	Indemnification Agreement, dated as of April 6, 2008, between ev3 Inc. and Robert J. Palmisano
10.4	ev3 Inc. 2005 Incentive Plan Stock Option Agreement
10.5	Robert J. Palmisano Inducement Grant Option Agreement
99.1	Press Release, dated April 7, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ev3 Inc.
By:	/s/ Kevin Klemz
Name:	Kevin Klemz
Title:	Senior Vice President and Chief Legal Officer

Date: April 7, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.1	ev3 Inc. Second Amended and Restated By-laws
10.1	Employment and Change in Control Agreement, dated as of April 6, 2008, between ev3 Inc. and Robert J. Palmisano
10.2	Confidentiality, Non-Competition and Non-Solicitation Agreement, dated as of April 6, 2008, between ev3 Inc. and Robert J. Palmisano
10.3	Indemnification Agreement, dated as of April 6, 2008, between ev3 Inc. and Robert J. Palmisano
10.4	ev3 Inc. 2005 Incentive Plan Stock Option Agreement
10.5	Robert J. Palmisano Inducement Grant Option Agreement
99.1	Press Release, dated April 7, 2008